SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

July 9, 2003

Exact Name of
Commission	Registrant	State or other	IRS Employer
File	as specified in	Jurisdiction of	Identification
Number	its charter	Incorporation	Number
333-66032	PG&E National Energy Group, Inc.	Delaware	94-3316236

PG&E National Energy Group, Inc.
7600 Wisconsin Avenue
Bethesda, Maryland 20814-6161

(Address of principal executive offices) (Zip Code)

(301) 280-6800

(Registrant’s telephone number, including area code)

     Item 5.   Other Events

                         On July 9, 2003, the U.S. Bankruptcy Court for the District of Maryland granted interim approval of the election of Joseph A. Bondi as PG&E National Energy Group, Inc.’s chief executive officer and chief restructuring officer and of William Runge III as its interim chief financial officer.. Mr. Bondi and Mr. Runge are managing directors of Alvarez & Marsal, Inc., a firm which provides management and financial consulting services to financially troubled companies. The Bankruptcy Court also granted interim approval for PG&E National Energy Group, Inc. to retain Alvarez & Marsal, Inc. to provide financial consulting services.

          Thomas B. King resigned from the post of president of PG&E National Energy Group, Inc. on July 8, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PG&E NATIONAL ENERGY GROUP, INC

By: /s/ Thomas E. Legro Name: Thomas E. Legro Title: Vice President and Chief Accounting Officer

Dated: July 10, 2003

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